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                                 EXHIBIT 10(c)



                             P.H. Glatfelter Company

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                 (Amended and Restated Effective April 23, 1998)
                           (Amended December 20, 2000)
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                                TABLE OF CONTENTS
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                                                                                                     PAGE


ARTICLE I               PURPOSE                                                                        1

ARTICLE II              DEFINITIONS                                                                    1

ARTICLE III             ELIGIBILITY FOR AND FORFEITURE OF PLAN
                        PARTICIPATION                                                                  4

ARTICLE IV              RESTORATION PENSION                                                            5

ARTICLE V               FINAL AVERAGE COMPENSATION PENSION                                             6

ARTICLE VI              FUNDING                                                                        6

ARTICLE VII             ADMINISTRATION                                                                 9

ARTICLE VIII            AMENDMENT AND TERMINATION                                                     11

ARTICLE IX              MISCELLANEOUS                                                                 13
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                             P.H. GLATFELTER COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                 (AMENDED AND RESTATED EFFECTIVE APRIL 23, 1998)
                           (AMENDED DECEMBER 20, 2000)

                                    ARTICLE I

                                     PURPOSE

            1.1 Purpose. The Plan was originally established, effective January 1, 1988, for the purpose of providing certain officers or senior management employees of P.H. Glatfelter Company (the "Company") with benefits which would otherwise be provided under the Company's qualified defined benefit retirement plan (now known as the P.H. Glatfelter Company Retirement Plan for Salaried Employees ("Retirement Plan")) but for reductions or restrictions to such benefits required by Federal law. Effective as of April 23, 1998, the Plan is amended and restated in its entirety.

            As restated the Plan consists of two benefits. The first benefit, known as the "Restoration Pension", provides an additional pension benefit based on the Participant's pension benefit earned under the terms of the Retirement Plan, which is intended to restore that portion of the Retirement Plan's benefit which cannot be paid from that plan due to legal limitations on the compensation and total benefits payable thereunder.

            The second benefit, known as the "Final Average Compensation Pension" or "FAC Pension", pays a monthly pension benefit equal to a designated percentage of the participant's Final Average Compensation (as defined herein), offset by the actuarially equivalent value of the Participant's benefits under the Retirement Plan and certain Company-sponsored nonqualified defined benefit pension arrangements, including (if applicable) the Restoration Pension.

            It is intended that this Plan will satisfy the requirements of an unfunded "top hat" deferred compensation plan as described in sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Consequently, participation shall be limited to individuals who, in the determination of the Committee, are management employees or who are highly compensated employees for purposes of the foregoing provisions of ERISA.
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                                   ARTICLE II

                                  DEFINITIONS

            2.1 "Accrued Benefit" means, as of any applicable date of reference, the amount of the Participant's Restoration Pension or Final Average Compensation Pension, as the case may be, which has been earned to such date payable (in the case of the Restoration Pension) in the normal form of annuity payment commencing as of his normal retirement date under the terms of the Retirement Plan or (in the case of the FAC Pension) in the form of the Joint and 75% Surviving Spouse's Annuity commencing as of his Normal Retirement Date (or, in each case, immediately if the Participant has passed his normal retirement date and is still an Employee), and calculated in accordance with Article IV or
Article V, as the case may be. In determining a Participant's Accrued Benefit as of a particular date, his compensation and/or service credit earned after such date shall not be taken into account.

            2.2 "Benefit Commencement Date" means, for any Participant, the date as of which his initial benefit payment is due. "Benefit Commencement Date" also means, with respect to the Participant's Spouse, the date on which the Survivor's Benefit under Section 5.5 commences to the Spouse.

            2.3 "Benefit Years" means, subject to Section 5.4, the Participant's Benefit Years as that term is defined for purposes of the Retirement Plan; provided, however, that if the Participant had become a covered employee under the Retirement Plan by reason of transfer from hourly-paid service with the Company or an affiliate on or after January 1, 1992, Benefit Years shall also be credited with respect to his service as an hourly employee prior to such transfer.

            2.4 "Board" means the Board of Directors of P.H. Glatfelter Company.

            2.5 "Change in Control" means the occurrence of any of the following events, directly or indirectly or in one or more series of transactions: 1.1

            (a) The acquisition, directly or indirectly, other than from the Company, by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), excluding, for this purpose, the Company, its subsidiaries, any employee benefit plan of the Company or its subsidiaries, and any purchaser or group of purchasers who are descendants of, or entities controlled by descendants of, P.H. Glatfelter which acquires beneficial ownership of voting securities of the Company) (a "Third Party") of beneficial ownership (within the

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meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

            (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors who are directors at the time of such vote shall be, for purposes of this Agreement, an Incumbent Director; or

            (c) Consummation of (i) a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation (other than the acquiror) do not, immediately thereafter, beneficially own more than 50% of the combined voting power of the reorganized, merged or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors, or (ii) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly) to a Third Party.

            In addition to the foregoing, a Change in Control with respect to an individual Participant shall be deemed to occur if the Participant's employment with the Company is terminated prior to the date on which a Change in Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control. In such event, the provisions of Section 3.3 shall apply with respect to the Participant's benefit, except that the Company's obligation to fund the Trust shall not arise unless and until a Change in Control as described in paragraphs (a), (b) or (c) has actually occurred.

            2.6 "Code" means the Internal Revenue Code of 1986, as amended.

            2.7 "Committee" means the Compensation Committee of the Company's Board of Directors.

            2.8 "Company" means the P.H. Glatfelter Company.

            2.9 "Compensation" means, with respect to each calendar month included as part of a Participant's Final Average Compensation, the sum of (a) his base compensation for such month and (b) that portion

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of his annual incentive and profit sharing earnings which is attributable to the
Participant's performance of services during such month, as determined by the Committee.

            2.10 "Confidential Information" means information which is not generally known to the public, which is used, developed, or obtained by the Company (or its affiliates) relating to its business and the businesses of its clients or customers including, without limitation: products or services; fees, costs and pricing structures; marketing information; advertising and pricing strategies; analyses and reports; computer software including operating systems, applications and program listings; flow charts; manuals and documentation; databases; accounting and business methods; inventions and new developments and methods, whether patentable or unpatentable and whether or not reduced to practice; all copyrightable works; the Company's existing and prospective clients and customers and their confidential information; existing and prospective client and customer lists and other data related thereto; billing and payment records; and all similar and related information in whatever form.

            2.11 "Disability" means a disabling illness or injury which causes the Participant to be absent from work and during which the Participant receives payments under the Company's long-term disability plan.

            2.12 "Early Retirement Date" means the first day of the month coincident with or next following the Participant's attainment of age 55 and retirement from employment with the Company and all affiliates; provided that such date shall not be later than his Normal Retirement Date.

            2.13 "Employee" means an officer or senior management employee of the Company.

            2.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            2.15 "Final Average Compensation" means, with respect to the Final Average Compensation Pension for any Participant, the annualized average of the Participant's Compensation for the sixty (60) calendar months immediately preceding his retirement, as determined by the Committee. In determining a Participant's Final Average Compensation, the Committee may estimate the Participant's incentive and/or profit sharing earnings with respect to his final year or partial year of employment. In such event, after the Participant's actual Compensation is known, the amount of the Participant's monthly FAC Pension shall be adjusted to reflect such actual Compensation at such time and in such manner as the Committee deems appropriate.

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            2.16 "Final Average Compensation Pension" or "FAC Pension" means the pension benefit described in Article V of this Plan.

            2.17 "Joint and 75% Surviving Spouse's Annuity" means, with respect to the Final Average Compensation Pension, a joint and survivor annuity with the Participant's Spouse, with monthly installments payable to the Participant for his lifetime in the amount determined under Section 5.1, 5.2, 5.3 or 5.4, as applicable, and with seventy-five percent (75%) of the amount of such monthly installment payable after the death of the Participant to the Spouse of such Participant, if then living, for the life of such surviving Spouse.

            2.18 "Normal Retirement Date" means the first day of the month coincident with or next following the Participant's attainment of age 62, provided that he has retired from employment with the Company and all affiliates.

            2.19 "MIP" means the Company's Management Incentive Plan, as it may be amended from time to time.

            2.20 "Participant" means an Employee selected by the Committee for participation in the Plan.

            2.21 "Plan" means the P.H. Glatfelter Company Supplemental Executive Retirement Plan.

            2.22 "Retirement Plan" means the P.H. Glatfelter Company Retirement Plan for Salaried Employees, as it may be amended from time to time.

            2.23 "Restoration Pension" means the pension benefit described in
Article IV of this Plan.

            2.24 "Spouse" means the individual, if any, to whom the Participant is legally married on the Participant's Benefit Commencement Date, or, with respect to the Survivor's Benefit under Section 5.5, on the date of the Participant's death.

            2.25 "Trust" means the trust under the Trust Agreement executed January 12, 1990 between the Company and Provident National Bank as Trustee, or any successor "rabbi" trust agreement conforming to the requirements described at Section 6.1(b), as may be adopted by the Company to hold the assets used to pay Plan benefits.

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                                  ARTICLE III

              ELIGIBILITY FOR AND FORFEITURE OF PLAN PARTICIPATION

            3.1 Designation of Participant. An Employee shall become a Participant in this Plan if selected for participation by the Committee, in its sole and absolute discretion. The Committee shall designate whether a Participant is eligible for the Final Average Compensation Pension and/or the Restoration Pension. Notwithstanding the foregoing, (a) unless specifically designated by the Committee as eligible for the FAC Pension, a Participant shall be eligible only for the Restoration Pension, and (b) no Employee shall be designated as eligible for the FAC Pension who is also eligible for the Company's Supplemental Management Pension Plan (part of the Plan of Supplemental Retirement Benefits for the Management Committee).

            3.2 Cessation of Participation; Termination of Benefit Accruals. (a) A Participant shall cease to be a Participant and shall forfeit the right to his Accrued Benefit under the Plan if, prior to the time he attains age 55, he voluntarily terminates employment with the Company and all affiliates other than by reason of Disability or death.

            (b) The Committee shall have the right, in its sole and absolute discretion, to terminate the accrual of benefits for a Participant at any time prior to his Benefit Commencement Date; provided however, that such termination of benefit accruals shall be prospective only and shall not affect the right of such Participant, subject to the application of subsections 3.2(a), (c) and (d), to receive a Restoration Pension or FAC Pension, as the case may be, based on his Accrued Benefit determined as of the date benefit accruals are terminated.

            (c) If a Participant who is receiving, or may be entitled to receive, a benefit hereunder should, without the prior consent of the Committee,
(1) become an employee, officer or a director of a competitor of the Company, or
(2) use or disclose Confidential Information (except as required in the performance of the Participant's duties with the Company), then payments thereafter payable hereunder to such Participant or such Participant's beneficiary will be forfeited and neither the Company nor the Plan will have any further obligation hereunder to such Participant or his beneficiary. The Committee in its sole and absolute discretion shall determine if another entity or person is a "competitor" for purposes of this subsection.

            (d) Except as provided in Section 3.3, the Committee shall

                                       6
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have broad, sole and absolute discretion under Section 3.1 and subsections (b)
and (c) hereof, including but not limited to determining who will become a Participant in the Plan, when participation in the Plan commences and ceases and when benefits accruals commence or terminate.

            3.3 Change in Control. Notwithstanding anything to the contrary contained in this Article III or any other portion of the Plan, when a Change in Control occurs, the right to receive benefits under this Plan for each Employee who is a Participant in the Plan on the date such change occurs shall become fixed and nonforfeitable with respect to his Accrued Benefit on such date, and shall not be subsequently divested. All discretion of the Committee regarding the forfeiture or termination of a Participant's participation or benefits as provided under Section 3.2 shall be eliminated upon such Change in Control, and the Applicable Percentage of each Participant's Final Average Compensation Pension (see Section 5.1(b)) shall be fixed at fifty-five percent (55%). Also, within five (5) days following such Change in Control the Company shall fund the Trust with sufficient assets to pay the Accrued Benefits of all Participants under the Plan.
1.1

                                   ARTICLE IV

                               RESTORATION PENSION

            4.1 Amount of Restoration Pension. A Participant's Restoration Pension shall be equal to:

            (a) (1) except as provided under paragraph (2), the benefit that would have been payable to the Participant under the Retirement Plan calculated

                (A) on the basis of his compensation and final average compensation (each as defined in the Retirement Plan but including for any period that portion of the Participant's incentive award under the MIP which he has elected to defer in accordance with paragraph 7 of the MIP (or any successor)) determined without regard to the limit on annual compensation under section 401(a)(17) of the Code, and

                (B) without regard to any applicable maximum benefit limitation under section 415 of the Code;

            (2) with respect to any Participant who was a participant in the Pension Plan of P.H. Glatfelter Company and The Glatfelter Pulp Wood Company (the "Spring Grove Plan") which plan was merged into the Retirement Plan, whose benefit under such plan is determined under the "Modified Grandfathered Accrued Benefit" for 1970 Spring Grove participants, as defined in the Spring Grove Plan, the benefit that

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
would have been payable to the Participant under the Spring Grove Plan as in effect as of December 31, 1988 calculated

                (A) on the basis of base earnings and final average excess earnings (each as defined in the Retirement Plan but including, with respect to the determination of the Participant's excess earnings for any period, that portion of the Participant's incentive award under the MIP which he has elected to defer in accordance with paragraph 7 of the MIP (or any successor)) determined without regard to the limit on annual compensation under section 401(a)(17) of the Code and

                (B) without regard to any applicable maximum benefit limitation under section 415 of the Code; reduced by

            (b) the benefit payable to the Participant under the Retirement
Plan;

both determined as of the date the Restoration Pension will commence in accordance with Section 4.2 and with respect to the form of payments elected by Participant in accordance with Section 4.3 of the Plan, based on the actuarial assumptions used to calculate actuarial equivalences or the reduction factors for early commencement of benefits, as applicable, under the Retirement Plan.

            4.2 Payment of Restoration Pension. The Restoration Pension shall be paid to a Participant in accordance with Section 4.3 within thirty (30) days following the later of (a) his retirement or other separation from service with the Company and all affiliates or (b) the termination of benefits under the Supplemental Management Pension Plan; provided, however, that if the Participant separates from service before age 65, such amount shall be paid in accordance with 4.3 within thirty (30) days following such later specified time, but at or before his attainment of age 65, as the Participant may have elected at the time the Participant first became a Participant.

            4.3 Form of Payments. (a) At the time a Participant first becomes a Participant he shall elect whether the Restoration Pension shall be paid in a single sum (equal to its present value determined in accordance with subsection 4.3(c)) or in any other form of distribution permitted under the Retirement Plan. The Company shall pay the Participant his Restoration Pension in the manner he has elected; provided, however, that the Company in its sole discretion may pay the Restoration Pension in a single sum distribution as soon as practicable after the Participant's separation from service if the present value of his Restoration Pension is not more than $20,000 at the time the Participant separates from service; provided further, that a Participant who has elected a form of payment that includes a survivor annuity, and who is not married as of his Benefit

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Commencement Date or who ceases to be married within one year after such date, will receive (or will thereafter receive, as the case may be) his Restoration Pension in the form of a single life annuity.

            (b) If a Participant fails to elect a form of payment and the present value of his Restoration Pension exceeds $20,000, his Restoration Pension will be paid in the form of (1) a joint and 50% survivor annuity if he is married on his Benefit Commencement Date or (2) a single life annuity if he is unmarried on such date; provided, however, that a Participant receiving a joint and 50% survivor annuity who ceases to be married within one year after his Benefit Commencement Date will thereafter receive his Restoration Pension in the form of a single life annuity.

            (c) The present value of a Participant's Restoration Pension payable in a single sum in accordance with this Section 4.3 shall be determined by the Committee according to the actuarial assumptions used at such time by the Plan's actuary for valuing the Plan's benefits for financial accounting and disclosure purposes.

            4.4 Death. In the event that an Employee designated as a Participant with respect to the Restoration Pension should die before the Benefit Commencement Date thereof and is survived by his Spouse, the Spouse shall receive a Death Benefit in the same form and at the same time that any death benefit is paid to the surviving Spouse under the Retirement Plan. The amount of any Death Benefit under this Section 4.4 shall be

            (a) the amount which would have been payable to the surviving Spouse under the Retirement Plan calculated on the basis of the Participant's compensation and final average compensation (or, if applicable, base earnings and final average excess earnings), as defined in the Retirement Plan subject to the modifications described in Section 4.1 of this Plan, determined without regard to the annual limit on compensation under section 401(a)(17) of the Code and without regard to any applicable maximum benefit limitation under section 415 of the Code, reduced by

            (b) the amount payable to the surviving Spouse under the Retirement Plan.

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                                    ARTICLE V

                       FINAL AVERAGE COMPENSATION PENSION

            5.1 Amount of Final Average Compensation Pension.

            (a) The annual amount of a Participant's Final Average Compensation Pension, payable to the Participant on a monthly basis beginning as of his Normal Retirement Date, shall be equal to

                (1) the Applicable Percentage (not to exceed fifty-five percent (55%)) of the Participant's Final Average Compensation, reduced by

                (2) the Offset Amount.

            (b) For purposes of the foregoing, a Participant's "Applicable Percentage" shall be fifty-five percent (55%) multiplied by a fraction, not to exceed 1, the denominator of which is 27.5 and the numerator of which is the Participant's Benefit Years determined as of his Benefit Commencement Date. Notwithstanding the foregoing, upon the happening of a Change in Control, the Participant's Applicable Percentage shall be fifty-five percent (55%) without regard to his Benefit Years at such time.

            (c) For purposes of the foregoing, a Participant's "Offset Amount" means the sum of (1) the annual amount of the Participant's pension payable from the Retirement Plan, plus (2) the annual amount, if any, of the Participant's pension payable from any other qualified or nonqualified defined benefit pension plan or arrangement sponsored by the Company or any affiliate, including without limitation the Restoration Pension and/or the Company's qualified defined benefit plan for hourly employees. The Offset Amount shall be determined by assuming that each benefit under each plan or arrangement which comprises the Offset Amount is paid beginning at the same time as the Final Average Compensation Pension and in the form of a joint and 75% survivor annuity with the Participant's Spouse, and shall be valued by using the actuarial assumptions used to calculate actuarial equivalences or the reduction factors for early commencement, as applicable, under such plan or arrangement, if any, or otherwise under the Retirement Plan. If the Participant has no Spouse, the Offset Amount payable in the form of a joint and 75% survivor annuity shall be determined by assuming the Participant had a spouse of the same age.

            5.2 Early Retirement. A Participant who retires from employment with the Company and all affiliates on or after attaining age 55 but prior to age 62 will receive a Final Average Compensation

Pension beginning as of his Early Retirement Date. The amount of the Participant's FAC Pension shall be equal to the amount described at subsection 5.1(a)(l), determined as of his Early Retirement Date but reduced by 2.5% for each year (0.208% for each month) by which his Early Retirement Date precedes his Normal Retirement Date, reduced by the Participant's Offset Amount.

            5.3 Late Retirement. A Participant who retires from employment with the Company and all affiliates after his Normal Retirement Date will receive a Final Average Compensation Pension beginning as of the first day of the calendar month coincident with or next following the month in which he retires. Such pension shall be determined in accordance with Section 5.1 taking into account all Benefit Years earned up until his Benefit Commencement Date.

            5.4 Disability. In the event an Employee designated as a Participant with respect to the Final Average Compensation Pension suffers a Disability prior to his Normal Retirement Date, he shall be eligible to begin to receive his FAC Pension beginning as of his Normal Retirement Date. The Participant may make a written request to the Committee or its delegate to begin to receive his FAC Pension as of his Early Retirement Date, provided he has retired from employment with the Company and all affiliates and is no longer eligible for long-term disability payments. Such written request must be received by the Committee at least 60 days prior to the Participant's intended Benefit Commencement Date and is subject to the approval of the Committee (or its delegate) in its sole discretion. The amount of the Participant's FAC Pension shall be calculated on the basis of his Final Average Compensation determined on the date his Disability commenced, and actual and projected Benefit Years following the onset of his Disability until the first to occur of (a) the cessation of his Disability (including by reason of a determination that he is no longer eligible for payments under the Company's long-term disability plan) or (b) his Benefit Commencement Date. If the Participant's Benefit Commencement Date precedes his Normal Retirement Date, the amount of his FAC Pension shall be reduced to reflect its early commencement in accordance with Section 5.2.

            5.5 Survivor's Benefit. (a) In the event that an Employee designated as a Participant with respect to the Final Average Compensation Pension should die before his Benefit Commencement Date and is survived by his Spouse, the Spouse shall receive a Survivor's Benefit. The Survivor's Benefit shall be a monthly pension for life and shall begin as of the first day of the month following the month of the Participant's death, provided the Committee is given timely notice of the Participant's death.

            (b) The Survivor's Benefit shall be the benefit the Spouse would have received if the Participant (1) had separated from service on the date of his death (if he is then an Employee), (2) had survived to the Benefit Commencement Date determined under paragraph (a) above, (3) had then begun to receive an immediate FAC Pension in the form of a Joint and 75% Surviving Spouse's Annuity and (4) died on the following day. If the Survivor's Benefit begins to be paid before what would have been the Participant's Normal Retirement Date, the amount of the Final Average Compensation Pension on which the Survivor's Benefit is based shall be reduced as set forth in Section 5.2 to reflect its early commencement, but such reduction shall not take into account any period of time before what would have been the Participant's 55th birthday.

            5.6 Form of Benefit. Except as provided in subsections (b) or (c), the only form of benefit payable under this Plan with respect to the Final Average Compensation Pension shall be the Joint and 75% Surviving Spouse's Annuity (or, in the case of the Survivor's Benefit under Section 5.5, a single life annuity based on the survivor portion of a Joint and 75% Surviving Spouse's Annuity.) If the Participant is not married as of his Benefit Commencement Date, his monthly pension benefit will end as of the month in which his death occurs, and will not be adjusted to reflect that there is no survivor benefit payable.

            (b) The Participant may make a written request to the Committee or its delegate to receive payment of the present value of his FAC Pension in a single sum. Such written request must be received by the Committee at least 60 days prior to the Participant's termination of employment and is subject to the approval of the Committee in its sole and absolute discretion.

            (c) The Committee may in its sole discretion pay the present value of a Participant's FAC Pension in a single sum as soon as practicable following the Participant's termination of employment if such present value is not more than $20,000 at the time the Participant terminates employment.

            (d) For purposes of subsections (b) and (c) above, the present value of a Participant's FAC Pension, as of any date of reference, shall be determined by the Committee according to the actuarial assumptions used at such time by the Plan's actuary for valuing the Plan's benefits for financial accounting and disclosure purposes.

                                   ARTICLE VI
                                    FUNDING


            6.1 Source of Funding. (a) This Plan shall be unfunded, and payment of benefits hereunder shall be made from the general assets of the Company. Any such asset which may be set aside, earmarked or identified as being intended for the provision of benefits hereunder shall remain an asset of the Company and shall be subject to the claims of its general creditors. Each Participant shall be a general creditor of the Company to the extent of the value of his or her benefit accrued hereunder, but he shall have no right, title, or interest in any specific asset that the Company may set aside or designate as intended to be applied to the payment of benefits under this Plan.

            (b) Notwithstanding the foregoing, the Company may, in its discretion, establish an irrevocable grantor trust for the purpose of funding all or part of its obligations under this Plan; provided however, that the terms of such trust require that the assets thereof remain subject to the claims of the Company's judgment creditors in the event of bankruptcy or insolvency and are non-assignable and non-alienable by any Participant or beneficiary prior to distribution thereof, and that such terms otherwise comply with such other requirements as the Internal Revenue Service may prescribe so that the assets placed in such trust, and the income therefrom, do not constitute income to any participant or beneficiary until actual receipt thereof.

                                   ARTICLE VII

                                 ADMINISTRATION



            7.1 Administration by Committee. This Plan shall be administered by the Committee, which shall be responsible for the general administration of the Plan under the policy guidance of the Board. The Committee is hereby designated as the Plan's named fiduciary, as defined in ERISA.

            7.2 Duties and Powers of Committee. In addition to the duties and powers described elsewhere hereunder, the Committee shall have the following specific duties and powers:

            (a) to retain such consultants, accounts, attorneys, and actuaries as may be deemed necessary or desirable to render statements, reports, and advice with respect to the Plan and to assist the Committee in complying with all applicable rules and regulations

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
affecting the Plan; any consultants, accountants, attorneys, and actuaries may be the same as those retained by the Company;

            (b) to decide appeals under this Article;

            (c) to enact rules and regulations to carry out the provisions of the Plan;

            (d) to resolve questions or disputes relating to eligibility for benefits or the amount of benefits under the Plan;

            (e) to construe and interpret the provisions of the Plan and supply any omissions in accordance with the intent of the Plan;

            (f) to decide all questions of eligibility for benefits under the Plan, to determine the amount, manner and time of payment of any benefits hereunder, and to authorize the payment of benefits;

            (g) to evaluate administrative procedures; and

            (h) to delegate such duties and powers as the Committee shall determine from time to time to any person or persons. To the extent of any such delegation, the delegate shall have the duties, powers, authority and discretion of the Committee.

            Any determinations made by the Committee pursuant to this Article shall be conclusive and binding on all parties. The Committee shall have sole discretion in carrying out its responsibilities.

            The expenses incurred by the Committee in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be paid by the Company and shall not affect the Participants' right to or amount of benefits.

            7.3 Records. The Committee shall keep or cause to be kept records of all proceedings and actions, shall maintain all such books of account, records, and other data as shall be necessary for the proper administration of the Plan.

            7.4 Claims for Benefits.

            (a) If the Participant or the Participant's beneficiary (hereinafter referred to as the "Claimant") is denied all or a portion of any expected benefit under this Plan for any reason, he may file a claim with the Committee. The Committee shall notify the Claimant within ninety (90) days of receipt of the claim of allowance or denial of the claim, unless the claimant receives written notice from the

Committee prior to the end of the 90-day period stating the special circumstances requiring an extension of time for decision and the date by which a final decision shall be made. If a decision is not provided within 90 days, the claim is deemed denied, and the Claimant may proceed to request a review of the claim as described in subsection (b) below. The notice of a denial of benefits shall be in writing, sent by mail to Claimant's last known address, and shall contain the following information: the specific reasons for the denial; specific reference to pertinent provisions of the Plan on which the denial is based; if applicable, a description of any additional information or material necessary to perfect the claim and an explanation of why such information or material is necessary; and explanation of the review procedure.

            (b) A Claimant is entitled to request a review of any denial of his claim by the Committee. The request for review must be submitted to the Committee in writing within sixty days of mailing and notice of the denial. Absent a request for review within the sixty day period, the claim will be deemed to be conclusively denied.

            (c) The Claimant or his representative shall be entitled to review all pertinent documents and to submit issues and comments in writing. The Committee in its sole discretion may afford the Claimant a hearing. The Committee shall render a review decision in writing within sixty days after receipt of a request for a review, provided that, in special circumstances (such as to hold a hearing) the Committee may extend the time for decision by not more than sixty days upon written notice to the Claimant. The Claimant shall receive written notice of the Committee's decision, which shall contain specific reasons for the decision with reference to the pertinent provisions of the Plan.

            (d) The filing of litigation against the Company, the Committee or any of its agents concerning the granting or denial of Plan benefits will be deemed a waiver of all rights under the Plan.
(b)

                                  ARTICLE VIII

                           AMENDMENT AND TERMINATION


            8.1 Amendment and Termination. The Company reserves the right to amend this Plan at any time and from time to time in any fashion, and to terminate it at will; provided however, that no such amendment or termination may result in the reduction of the Accrued Benefit of any Participant as of the date of such amendment or termination.

                                   ARTICLE IX

                                 MISCELLANEOUS


            9.1 Nonalienation of Benefits. Except as hereinafter provided with respect to marital disputes, none of the benefits or rights of a Participant or any beneficiary of a Participant shall be subject to the claim of any creditor, and in particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment or any other legal or equitable process available to any creditor of the Participant or the beneficiary. Neither the Participant nor his Spouse shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which either of them may expect to receive, contingently or otherwise, under this Plan. In cases of marital dispute, the Company will observe the terms of the Plan unless and until ordered to do otherwise by a state or Federal court. As a condition of participation, a Participant agrees to hold the Company harmless from any claim that may arise out of the Company's compliance with an order of any state or Federal court, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court.

            9.2 No Contract of Employment. Nothing contained herein shall be construed as conferring upon any person the right to be employed or continue in the employ of the Company.

            9.3 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

            9.4 Gender and Number. Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also indicate the plural, and vice versa.

            9.5 Additional Benefits. In addition to the benefits provided under the other provisions of this Plan, any benefits authorized by the Company's Board for employees who are members of a select group of management or highly compensated employees which are not payable under the terms of any other Plan maintained by the Company shall be paid under this Plan at the times and in the manner authorized by the Board.



            IN WITNESS WHEREOF, the P.H. Glatfelter Company has caused this Plan, as amended and restated effective April 23, 1998, and amended

December 20, 2000, to be executed this 19th day of March, 2001.


ATTEST:                                            P.H. GLATFELTER COMPANY


/s/ Markus R. Mueller                              By: /s/ C. Matthew Smith
-------------------------------                    ---------------------------


[Corporate Seal]


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